Exhibit 5.1

                               [EPSTEIN BECKER &
                             GREEN, P.C. LETTERHEAD]


August 6, 2007



The Board of Directors
Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, IL 60060

We have acted as counsel for Z Trim Holdings, Inc., an Illinois corporation (the "Company"), in connection with Amendment No. 1 to the Registration Statement on Form S-3 filed August 6, 2007 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the resale by selling shareholders of up to 12,740,000 shares of Common Stock, par value $.00005, of the Company (the "Shares").

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the state of Illinois and we do not express any opinions in this letter concerning any law other than the laws of the state of Illinois and the federal laws of the United States of America.

This opinion is furnished solely for the benefit of the Company and may not be filed with or furnished to any individual, entity, association, agency or other person and may not be quoted or referred to, orally or in writing, in whole or in part, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Act.

Very truly yours,


/s/ Epstein Becker & Green, P.C.
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Epstein Becker & Green, P.C.